Exhibit 99.1

News Release	Marshall & Ilsley Corporation 770 North Water Street Milwaukee, WI 53202 414 765-7700 Main 414 298-2921 Fax mibank.com

For Release:	Immediately
Contact:	Greg Smith, senior vice president, chief financial officer 414 765-7727
Dave Urban, vice president, director of investor relations 414 765-7853

MARSHALL & ILSLEY CORPORATION REPORTS 2010 THIRD QUARTER RESULTS

•

Net loss of $169.2 million, or $0.32 per share, for third quarter 2010.

•

Sustained improvement in credit quality.

o

Nonperforming loans decreased 11 percent from second quarter 2010 – the fifth consecutive quarterly decline and down 34 percent from second quarter 2009 high.

o

Early stage delinquencies fell 24 percent from third quarter 2009. Delinquencies down 66 percent since peak at March 31, 2009.

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Net interest margin stabilization.

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Net interest margin rose 32 basis points to 3.14 percent from same quarter last year, but fell 3 basis points from prior quarter due to higher than expected cash balance.

•

Solid deposit growth.

o

Transaction deposits increased $2.5 billion or 12 percent compared to third quarter 2009.

Milwaukee, Wis. – October 20, 2010 – Marshall & Ilsley Corporation (NYSE: MI) (M&I) today reported a 2010 third quarter net loss of $169.2 million, or $0.32 per share, as compared to a net loss of $248.4 million, or $0.68 per share, in the third quarter of 2009.  For the nine months ended September 30, 2010, M&I reported a net loss of $483.5 million, or $0.92 per share, as compared to a net loss of $599.3 million, or $1.97 per share, for the nine months ended September 30, 2009.

“Our third quarter results were in line with the prior quarter, but were significantly better after adjusting for one sizeable hospitality relationship,” said Mark Furlong, president and CEO, Marshall & Ilsley Corporation. “Without this relationship, loan loss provision and net charge-offs were down substantially from the second quarter and the same period last year. This continues the progress we have made in addressing asset quality challenges through our early identification of problem credits. We will remain diligent in continuing to improve our credit profile, but our attention will increasingly shift toward a return to profitability and growth opportunities.”

Net Interest Income

The Corporation’s net interest income (FTE) was $387.0 million for the third quarter of 2010, down $7.5 million or 2 percent compared to the third quarter of 2009. The net interest margin was 3.14 percent, up 32 basis points from the third quarter of 2009, and falling 3 basis points from the prior quarter. During the third quarter of 2010, M&I’s net interest margin benefited from changes in deposit mix but was offset by a higher than expected cash balance.

Asset Quality

M&I continued to proactively address credit quality in the third quarter of 2010 by identifying and writing down troubled assets, selling problem loans, reducing exposure to construction and development loans, and maintaining loan loss reserves.

•

Provision for loan and lease losses was $431.7 million in the third quarter of 2010, down $147.0 million or 25 percent versus the third quarter of 2009. Net charge-offs for the period were $560.3 million, rising $27.6 million or 5 percent compared to the same period last year.

•

The provision for loan and lease losses and net charge-offs for the third quarter of 2010 reflected the effect of the resolution of one sizeable loan relationship associated with the hospitality industry as shown in the following table.

	$ Millions		Net Charge-
	Provision for	Net	Offs / Average
	Loan & Lease Losses	Charge-Offs	Loans & Leases
As Reported	$432	$560	5.47%
One Hospitality Relationship	(86)	(201)	N/A
All Other	$346	$359	3.51%

•

Construction and development (C&D) exposure declined from the second quarter of 2010 to 9 percent of total loans. Arizona C&D exposure fell 77 percent since the fourth quarter of 2007.

•

Allowance for loan and lease losses at quarter-end was $1.4 billion, or 3.49 percent of total loans and leases, an increase of 42 basis points from the same period last year.

Asset quality trends demonstrated further stabilization through lower early stage delinquencies, nonperforming loan inflows, and nonperforming loans.

•

Early stage delinquencies fell 24 percent from the third quarter of 2009.

•

Nonperforming loan inflows increased 15 percent from the prior quarter to $707 million – this includes the impact of $148 million of renegotiated loans that were transferred to nonperforming during the quarter. After adjusting for these renegotiated loans, core new nonperforming loan inflows fell 4 percent from the second quarter of 2010 to $559 million – the lowest level since the first quarter of 2008.

•

Nonperforming loans decreased $203.8 million, or 11 percent from the second quarter of 2010 – the fifth consecutive quarterly decline and down 34 percent from the high point set in the second quarter of 2009.

•

Nonperforming loans and leases were 4.02 percent (or 2.39 percent excluding nonperforming loans and leases less than ninety days past due) of total loans and leases at September 30, 2010, compared to 4.36 percent at June 30, 2010.

Non-Interest Income

The Corporation’s non-interest income was $223.5 million for the third quarter of 2010 compared to $224.0 million for the third quarter of 2009. In spite of volatile equity markets, Wealth Management revenue was $69.5 million for the current quarter, exceeding the same quarter last year by $2.8 million or 4 percent. Assets under management and assets under administration were $33.0 billion and $129.3 billion, respectively, at September 30, 2010, compared to $32.8 billion and $118.5 billion, respectively, at September 30, 2009.

Non-Interest Expense

M&I’s non-interest expense was $420.0 million for the third quarter of 2010 compared to $405.5 million for the third quarter of 2009. Expenses related to retiring wholesale CDs were $28.8 million for the current quarter versus $2.1 million in the same period last year. These expenses were incurred as part of the Corporation’s strategy to improve its funding profile going forward. Net credit-related expenses (meaning expenses associated with collection efforts and carrying nonperforming assets) were $37.2 million for the current quarter versus $66.4 million in the same period last year. After adjusting for expenses related to retiring wholesale CDs and credit-related expenses, M&I’s non-interest expense rose $16.9 million or 5 percent versus the third quarter of 2009. The Corporation’s adjusted efficiency ratio was 61.7 percent in the current quarter after adjusting for net credit-related expenses and other one-time items.

Loan and Deposit Growth

M&I’s average loans and leases totaled $40.6 billion for the third quarter of 2010, decreasing $6.5 billion or 14 percent compared to the third quarter of 2009. When adjusted for the targeted reduction in the Corporation’s construction and development portfolio, loans fell $4.1 billion or 10 percent versus the same period last year. Loan balances continued to be negatively impacted by lower utilization rates on commercial lines of credit and the depressed real estate markets.

Consistent with M&I’s strategy to lower its level of wholesale deposits, the Corporation’s average deposits totaled $39.0 billion for the third quarter of 2010, falling $2.3 billion or 6 percent versus the third quarter of 2009. M&I’s bank-issued deposits remained steady over the past year, reflecting successful growth in transaction accounts. The Corporation’s transaction deposits totaled $23.3 billion for the third quarter of 2010, increasing $2.5 billion or 12 percent compared to the third quarter of 2009. M&I’s wholesale deposits totaled $8.8 billion for the third quarter of 2010, down $2.5 billion or 22 percent compared to the third quarter of 2009.

Year-To-Date Results

M&I reported a net loss of $483.5 million, or $0.92 per share, for the nine months ended September 30, 2010, as compared to a net loss of $599.3 million, or $1.97 per share, for the nine months ended September 30, 2009. The Corporation’s net interest income (FTE) was $1,203.6 million for the nine months ended September 30, 2010, an increase of $1.7 million or 0.1 percent compared to the nine months ended September 30, 2009. M&I’s non-interest income was $619.1 million for the nine months ended September 30, 2010 versus $663.1 million the nine months ended September 30, 2009. The Corporation’s non-interest expense was $1,173.9 million for the nine months ended September 30, 2010, rising $12.5 million or 1 percent compared to the nine months ended September 30, 2009.

Balance Sheet and Capital Management

The Corporation’s consolidated assets and total equity were $51.9 billion and $6.6 billion, respectively, at September 30, 2010, compared to $58.5 billion and $6.4 billion, respectively, at September 30, 2009. There were 528.0 million common shares outstanding at September 30, 2010, versus 368.3 million outstanding at September 30, 2009. For the three and nine months ended September 30, 2010, M&I’s net loss included $25.3 million, or $0.05 per share, and $75.7 million, or $0.14 per share, for dividends on the Corporation’s Senior Preferred Stock, Series B, owned by the U.S. Treasury under the Capital Purchase Program. For the three and nine months ended September 30, 2009, M&I’s net loss included $25.0 million, or $0.07 per share, and $75.0 million, or $0.25 per share, for dividends on the Series B preferred stock.

M&I’s tangible common equity ratio was 8.3 percent at September 30, 2010, compared to 7.0 percent at September 30, 2009.

Conference Call

Marshall & Ilsley Corporation will hold a conference call at 8:00 a.m. (Central Daylight Time) Wednesday, October 20, regarding third quarter results. For those interested in listening, please call 1-888-711-1825 and ask for M&I’s quarterly results conference call. If you are unable to join us at this time, a replay of the call will be available beginning at 1:00 p.m. on October 20 and will run through 5:00 p.m. November 20, by calling 1-800-642-1687 and entering pass code

917 01 583. Supplemental financial information referenced in the conference call can be found at www.micorp.com, Investor Relations, after 7:00 a.m. on October 20.

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About Marshall & Ilsley Corporation

Marshall & Ilsley Corporation (NYSE: MI) is a diversified financial services corporation headquartered in Milwaukee, Wis., with $51.9 billion in assets. Founded in 1847, M&I Marshall & Ilsley Bank is the largest Wisconsin-based bank, with 192 offices throughout the state. In addition, M&I has 53 locations throughout Arizona; 36 offices along Florida’s west coast and in central Florida; 33 offices in Indianapolis and nearby communities; 26 offices in metropolitan Minneapolis/St. Paul, and one in Duluth, Minn.; 17 offices in the greater St. Louis area; 15 offices in Kansas City and nearby communities; and one office in Las Vegas, Nev. M&I also provides trust and investment management, equipment leasing, mortgage banking, asset-based lending, financial planning, investments, and insurance services from offices throughout the country and on the Internet (www.mibank.com or www.micorp.com). M&I’s customer-based approach, internal growth, and strategic acquisitions have made M&I a nationally recognized leader in the financial services industry.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, without limitation, statements regarding expected financial and operating activities and results that are preceded by, followed by, or that include words such as “may,” “expects,” “anticipates,” “estimates” or “believes.” Such statements are subject to important factors that could cause M&I’s actual results to differ materially from those anticipated by the forward-looking statements.  These factors include (i) general business and economic conditions, including credit risk and interest rate risk, (ii) M&I’s exposure to increased credit risks associated with its real estate loans, (iii) various factors, including changes in economic conditions affecting borrowers, new information regarding existing loans and identification of additional problem loans, which could require an increase in M&I’s allowance for loan and lease losses, (iv) federal and state agency regulation and enforcement actions, which could limit M&I’s activities, increase its cost structures or have other negative effects on M&I, (v) M&I’s ability to maintain required levels of capital, (vi) the impact of recent and future legislative initiatives on the financial markets or on M&I, (vii) M&I’s exposure to the actions and potential failure of other financial institutions, (viii) volatility in M&I’s stock price and in the capital and credit markets in general, and (ix) those factors referenced in Item 1A. Risk Factors in M&I’s Annual Report on Form 10-K for the year ended December 31, 2009 and as may be described from time to time in M&I’s subsequent SEC filings, which factors are incorporated herein by reference.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect only M&I’s belief as of the date of this press release.  Except as required by federal securities law, M&I undertakes no obligation to update these forward-looking statements or reflect events or circumstances after the date of this press release.

Marshall & Ilsley Corporation

Financial Information

(unaudited)

Three Months Ended September 30,	Nine Months Ended September 30,

2010	2009	Percent Change	2010	2009	Percent Change

PER COMMON SHARE DATA

Diluted:
Net Income (Loss)	($0.32)	($0.68)	n.m.	%	($0.92)	($1.97)	n.m.	%

Basic:
Net Income (Loss)	(0.32)	(0.68)	n.m.		(0.92)	(1.97)	n.m.

Dividend Declared per Common Share	0.01	0.01	0.0		0.03	0.03	0.0
Book Value per Common Share	9.39	12.98	-27.7		9.39	12.98	-27.7
Common Shares Outstanding (millions):
Average - Diluted	524.7	366.8	43.0		524.4	304.5	72.2
End of Period	528.0	368.3	43.4		528.0	368.3	43.4

INCOME STATEMENT ($millions)

Net Interest Income (FTE)	$387.0	$394.5	-1.9%		$1,203.6	$1,201.9	0.1%
Provision for Loan and Lease Losses	431.7	578.7	-25.4		1,329.8	1,675.6	-20.6

Wealth Management	69.5	66.7	4.2		207.5	195.2	6.3
Service Charges on Deposits	31.8	33.6	-5.2		97.1	102.9	-5.6
Mortgage Banking	7.7	12.7	-39.4		21.8	41.6	-47.5
Net Investment Securities Gains (Losses)	41.5	(1.5)	n.m.		45.4	81.2	-44.1
Other	73.0	112.5	-35.2		247.3	242.2	2.1
Total Non-Interest Revenues	223.5	224.0	-0.2		619.1	663.1	-6.6

Salaries and Employee Benefits	191.0	179.2	6.6		537.9	521.6	3.1
Net Occupancy and Equipment	33.0	33.3	-1.0		100.0	99.5	0.5
FDIC Insurance	22.6	17.8	26.9		76.5	82.2	-6.9
Intangible Amortization	5.0	5.9	-14.9		15.2	17.5	-13.3
Other	168.4	169.3	-0.5		444.3	440.6	0.8
Total Non-Interest Expenses	420.0	405.5	3.6		1,173.9	1,161.4	1.1

Tax Equivalent Adjustment	5.5	5.8	-4.5		16.7	19.6	-14.9
Pre-Tax Income (Loss)	(246.7)	(371.5)	n.m.		(697.7)	(991.6)	n.m.
Provision (Benefit) for Income Taxes	(102.8)	(148.1)	n.m.		(289.9)	(467.3)	n.m.
Net Income (Loss) Attributable to M&I	($143.9)	($223.4)	n.m.		($407.8)	($524.3)	n.m.
Preferred Dividends	(25.3)	(25.0)			(75.7)	(75.0)
Net Income (Loss) Attributable to M&I Common Shareholders	($169.2)	($248.4)	n.m.	%	($483.5)	($599.3)	n.m.	%

KEY RATIOS

Net Interest Margin (FTE) / Avg. Earning Assets	3.14%	2.82%			3.15%	2.81%
Interest Spread (FTE)	2.78	2.42			2.79	2.43

Efficiency Ratio	73.8%	65.4%			66.1%	65.1%

Equity / Assets (End of Period)	12.70%	10.94%			12.70%	10.94%

Marshall & Ilsley Corporation

Financial Information

(unaudited)

	As of September 30,		Percent
	2010	2009	Change
ASSETS ($millions)
Cash & Due From Banks	$636	$675	-5.8%
Trading Assets	355	270	31.4
Short - Term Investments	1,462	1,605	-8.9
Investment Securities	5,991	6,430	-6.8
Loans and Leases:
Commercial Loans & Leases	11,953	13,533	-11.7
Commercial Real Estate	13,057	13,884	-6.0
Residential Real Estate	4,579	5,135	-10.8
Construction and Development	3,617	6,314	-42.7
Home Equity Loans & Lines	4,367	4,813	-9.3
Personal Loans and Leases	2,150	2,427	-11.4
Total Loans and Leases	39,723	46,106	-13.8
Reserve for Loan & Lease Losses	(1,388)	(1,414)	-1.8
Premises and Equipment, net	546	570	-4.2
Goodwill and Other Intangibles	729	752	-3.0
Other Assets	3,833	3,551	7.9
Total Assets	$51,887	$58,545	-11.4%

LIABILITIES & EQUITY ($millions)
Deposits:
Noninterest Bearing	$7,620	$8,286	-8.0%
Interest Bearing:
Savings and NOW	4,845	6,023	-19.6
Money Market	15,343	10,403	47.5
Time	10,209	16,712	-38.9
Foreign	184	296	-37.8
Total Interest Bearing	30,581	33,434	-8.5

Total Deposits	38,201	41,720	-8.4
Short - Term Borrowings	556	1,541	-63.9
Long - Term Borrowings	5,370	7,512	-28.5
Other Liabilities	1,168	1,370	-14.8
Total Liabilities	45,295	52,143	-13.1
Equity:
Marshall & Ilsley Corporation Shareholders' Equity	6,581	6,391	3.0
Noncontrolling Interest in Subsidiaries	11	11	-1.3
Total Equity	6,592	6,402	3.0
Total Liabilities & Equity	$51,887	$58,545	-11.4%

Three Months Ended September 30,	Nine Months Ended September 30,

	2010	2009	Percent Change	2010	2009	Percent Change
AVERAGE ASSETS ($millions)
Cash & Due From Banks	$662	$739	-10.4%	$681	$763	-10.8%
Trading Assets	320	251	27.8	279	471	-40.9
Short - Term Investments	1,365	1,791	-23.8	1,585	945	67.8
Investment Securities	6,630	6,255	6.0	7,162	7,081	1.2
Loans and Leases:
Commercial Loans and Leases	12,083	14,164	-14.7	12,363	14,790	-16.4
Commercial Real Estate	13,137	13,844	-5.1	13,401	13,425	-0.2
Residential Real Estate	4,603	5,263	-12.6	4,740	5,574	-15.0
Construction and Development	4,200	6,653	-36.9	4,815	7,629	-36.9
Home Equity Loans and Lines	4,417	4,844	-8.8	4,530	4,959	-8.6
Personal Loans and Leases	2,178	2,369	-8.1	2,243	2,223	0.9
Total Loans and Leases	40,618	47,137	-13.8	42,092	48,600	-13.4
Reserve for Loan & Lease Losses	(1,487)	(1,359)	9.5	(1,518)	(1,322)	14.8
Premises and Equipment, net	551	574	-3.9	557	571	-2.6
Goodwill and Other Intangibles	732	755	-3.0	737	757	-2.8
Other Assets	3,816	3,102	23.0	3,739	2,998	24.8
Total Assets	$53,207	$59,245	-10.2%	$55,314	$60,864	-9.1%

Memo:
Average Earning Assets	$48,933	$55,434		$51,118	$57,097
Average Earning Assets Excluding Investment Securities
Unrealized Gains/Losses	$48,828	$55,426		$51,068	$57,100

AVG LIABILITIES & EQUITY ($millions)
Deposits:
Noninterest Bearing	$7,582	$7,862	-3.6%	$7,775	$7,238	7.4%
Interest Bearing:
Savings and NOW	5,088	5,575	-8.7	6,401	4,434	44.3
Money Market	14,521	10,293	41.1	13,057	10,376	25.8
Time	11,641	17,234	-32.5	13,242	17,593	-24.7
Foreign	208	372	-44.0	223	652	-65.8
Total Interest Bearing	31,458	33,474	-6.0	32,923	33,055	-0.4

Total Deposits	39,040	41,336	-5.6	40,698	40,293	1.0
Short - Term Borrowings	784	1,875	-58.2	857	3,921	-78.1
Long - Term Borrowings	5,512	8,387	-34.3	5,850	9,128	-35.9
Other Liabilities	1,107	994	11.3	1,019	1,052	-3.2
Total Liabilities	46,443	52,592	-11.7	48,424	54,394	-11.0
Equity:
Marshall & Ilsley Corporation Shareholders' Equity	6,753	6,642	1.7	6,879	6,459	6.5
Noncontrolling Interest in Subsidiaries	11	11	-1.0	11	11	3.5
Total Equity	6,764	6,653	1.7	6,890	6,470	6.5
Total Liabilities & Equity	$53,207	$59,245	-10.2%	$55,314	$60,864	-9.1%

Memo:
Average Interest Bearing Liabilities	$37,754	$43,736		$39,630	$46,104

Marshall & Ilsley Corporation

Financial Information

(unaudited)

Three Months Ended September 30,	Nine Months Ended September 30,

	2010	2009	Percent Change	2010	2009	Percent Change
CREDIT QUALITY (a)

Net Charge-Offs ($millions)	$560.3	$532.7	5.2%	$1,422.0	$1,464.0	-2.9%
Net Charge-Offs / Average Loans and Leases	5.47%	4.48%		4.52%	4.03%

Loan and Lease Loss Reserve ($millions)	$1,388.2	$1,413.7	-1.8%	$1,388.2	$1,413.7	-1.8%
Loan and Lease Loss Reserve / Period-End Loans and Leases	3.49%	3.07%		3.49%	3.07%

Nonperforming Loans & Leases ($millions)	$1,597.6	$2,250.1	-29.0%	$1,597.6	$2,250.1	-29.0%
Nonperforming Loans & Leases / Period-End Loans and Leases	4.02%	4.88%		4.02%	4.88%

Loan and Lease Loss Reserve / Nonperforming Loans and Leases*	89%	67%		89%	67%

Nonperforming Assets (NPA) ($millions)	$2,023.3	$2,601.3	-22.2%	$2,023.3	$2,601.3	-22.2%
NPA / Period-End Loans & Leases and Other Real Estate Owned	5.04%	5.60%		5.04%	5.60%

Accruing Renegotiated ($millions)	$547.9	$935.3	-41.4%	$547.9	$935.3	-41.4%

Loans past due 90 days or more ($millions)	$7.4	$13.1	-43.4%	$7.4	$13.1	-43.4%

*Excludes nonperforming loans held for sale.

MARGIN ANALYSIS (b)

Loans and Leases:
Commercial Loans and Leases	4.60%	4.19%	4.57%	4.03%
Commercial Real Estate	4.91	5.02	4.96	5.12
Residential Real Estate	4.87	5.22	5.02	5.35
Construction and Development	3.96	3.62	3.87	3.66
Home Equity Loans and Lines	4.97	5.00	4.99	5.08
Personal Loans and Leases	5.41	5.44	5.46	5.54
Total Loans and Leases	4.75	4.61	4.76	4.60
Investment Securities	3.23	3.77	3.35	4.07
Short - Term Investments	0.25	0.27	0.26	0.65
Interest Income (FTE) / Avg. Interest Earning Assets	4.39%	4.36%	4.40%	4.44%
Interest Bearing Deposits:
Savings and NOW	0.32%	0.53%	0.41%	0.35%
Money Market	0.84	0.81	0.81	0.72
Time	2.22	2.41	2.22	2.59
Foreign	0.39	0.40	0.41	0.35
Total Interest Bearing Deposits	1.26	1.58	1.30	1.66
Short - Term Borrowings	1.83	0.33	0.73	0.29
Long - Term Borrowings	3.58	3.75	3.48	4.02
Interest Expense / Avg. Interest Bearing Liabilities	1.61%	1.94%	1.61%	2.01%
Net Interest Margin (FTE) / Avg. Earning Assets	3.14%	2.82%	3.15%	2.81%
Interest Spread (FTE)	2.78%	2.42%	2.79%	2.43%

Notes:
(a) Nonperforming assets are comprised of nonaccrual loans & leases and other real estate owned.
(b) Based on average balances excluding fair value adjustments for available for sale securities.